Exhibit 10.16

EMPLOYMENT AGREEMENT
This Employment Agreement (the “Employment Agreement”) made as of January 28th , 2019 by and between Kaltura Ltd., Company Number 5-1391737-7 , an Israeli company, having its principal place of business at 2 Shoham St. Ramat Gan, Israel (the “Company”), and Sergei Liakhovetsky holder of an Israeli ID number #### (the “Employee”).
WHEREAS, the Company wishes to employ the Employee, and the Employee agrees to be employed by the Company, as of May 5th, 2019 (the “Effective Date”) and throughout the Term (as such term is defined below), all in accordance with the terms and conditions set forth in this Employment Agreement; and
WHEREAS, the Employee represents that he has significant expertise and knowledge with regard to the Position (as defined below).
NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:
1     General
1.1     The preamble to this Employment Agreement constitutes an integral part thereof.
1.2     The appendices to this Employment Agreement are an integral part thereof and are hereby incorporated by reference.
1.3     The headings in this Employment Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.
1.4     In this Employment Agreement words referring to a male employee are intended also for a female employee.
2     Employment and Position.
2.1     The Employee’s employment with the Company shall commence on the Effective Date and shall continue for an unlimited period, in accordance with the provisions of this Employment Agreement
2.2    The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by Company in the position as described in Exhibit A hereto (the “Position”). The Employee shall have such authority as shall be delegated to him/her by the authorized representative(s) of the Company from time to time. The Company may, at its sole discretion, change the Position, the scope of authority, the content of the Position and its definitions, and/or to ask the Employee to render services out of the scope of the Position.
2.3   The Employee shall report regularly to the person set forth in Exhibit A hereto, or to any other person or position as Company, at its sole discretion, shall instruct the Employees from time to time (the “Direct Manager” ).
3     Employee’s Duties.
3.1     The Employee affirms and undertakes throughout the term of this Agreement:
3.1.1     To devote his entire working time, know-how, expertise, talent, experience and best efforts to the business and affairs of the Company and to perform his/her duties and functions diligently and skillfully with the utmost expertise and devotion.
3.1.2     To travel abroad from time to time if and as may be required pursuant to his Position.
3.1.3    Not to receive, at any time, whether during the term of this Agreement and/or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with her employment at the company, without the Company’s prior written authorization.
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3.1.4    To immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with Employee’s Position and/or employment with Company (including its affiliates) and/or the interests of the Company (including its affiliates).
3.1.5     Not, without the prior written consent of the Company, to undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits except for de minimis non-commercial or non-business activities.
3.1.6     To comply with all the Company’s regulations, work-rules, policies, procedures and objectives, as shall be in effect from time to time (the “Company's Rules”). In the event of inconsistencies or contradictions between the provisions of this Employment Agreement and the Company’s Rules, this Agreement shall prevail.
3.1.7     To comply with any applicable law or provision, pertaining to his employment, including, without limitation, the Company’s Rules for Prevention of Sexual Harassment at the Workplace.
3.1.8     To the transfer of any information related to the Employee and held by the Company to a database (including a database located abroad) and to any other person or entity, as the Company shall deem necessary and reasonable for business purposes or to pursue the Company’s business interests.
3.2     This Employment Agreement is confidential and therefore the Employee shall not disclose this Employment Agreement as a whole, or any part thereof, to any third party (not including the Employee’s spouse, attorney or tax advisor), including, without limitation, to any other employee of the Company.
4     Time and Attention
4.1     In general, work for the Company shall be performed on Sunday through Thursday, unless determined and instructed otherwise by the Company, as set forth hereunder. A regular workday with the Company, other than Sunday shall consist of 8.6 hours, not including a daily break which shall be taken by the Employee, and which shall be the Employee’s responsibility to take. Sunday shall consist of 7.6 hours, no including a daily break. Saturday shall be the Employee’s recognized and official rest day.
4.2     Per the requirements under applicable law, the Employee shall cooperate with the Company in maintaining a record of the number of hours of work performed, in accordance with the Company’s Rules and instructions.
4.3     Employee agrees and acknowledges that due to the Employee’s senior managerial position in the Company, the special personal trust involved in the position in which the Employee shall be employed, and the inability to monitor the Employee’s actual work hours, the Hours of Work and Rest Law, 1951 (the “Hours of Work and Rest Law” shall not apply to the Employee. The Employee acknowledges that the set amount of the Monthly Salary (as defined hereunder), as well as all other compensation and benefits provided to the Employee by the Company, as agreed upon between the Employee and the Company, reflect the requirements of the position to work additional and irregular hours and days. Accordingly, the Employee shall not be entitled to claim or receive payments or any additional pay for work performed at overtime hours, nights, weekends, or at any other times in which the Hours of Work and Rest Law requires payment of special payments (to employees who are not in a position such as the position of the Employee).
5     Term and Termination
5.1     Employee’s employment under this Employment Agreement shall commence on the Effective Date and shall remain in full force and effect unless terminated in accordance with the terms and conditions herein (the “Term”).
5.2    Either the Company or Employee may terminate the Employee’s employment by providing prior written notice in the number of days set forth in Exhibit A hereto (the “Notice Period”). During the Notice Period, whether notice has been given by the Employee or by the Company, the Employee shall continue to work unless instructed otherwise by the Company and shall cooperate with the Company and use his best efforts to assist the integration into the Company organization of the person or persons who will assume the Employee’s responsibilities and duties.
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5.3     Nonetheless, the Company shall be entitled, but not obligated, at any time prior to the expiration of the Notice Period, at its sole discretion: (i) to waive, the Employee’s actual work during the Notice Period, in which even the Company shall pay to the Employee during the remainder of the Notice Period the payments payable to the Employee under Section 6 below; or (ii) to immediately terminate this Employment Agreement and the employment relationship, at any time prior to the expiration of the Notice Period, in which event the Company shall pay the Employee upon termination of the Employment Agreement and the employment relationship the value of the Monthly Salary during the remainder of the Notice Period.
5.4    Notwithstanding the foregoing, the Company may immediately terminate this Employment Agreement and the employment relationship at any time for ‘Cause’ (as defined below) without Notice Period or any compensation in lieu of Notice Period and/or severance pay (subject to applicable law). For the purpose of this Employment Agreement, “Cause” means: (i) the Employee’s breach of trust or fiduciary duties, including but not limited to theft, embezzlement, self-dealing, or breach of the provisions of the IP Agreement (as defined below); (ii) any willful failure to perform or failure to perform competently any of the Employee’s material functions or duties hereunder (including violation of the Company’s Rules), or other breach of this Employment Agreement, which, if capable of cure, was not cured within five (5) days of receipt by the Employee of written notice thereof; (iii) an event in which the Employee deliberately or gross negligently causes harm to the Company’s business affairs or reputation; (iv) conviction of, or entry of any plea of guilty or nolo contendere by, the Employee for any felony or other lesser crime that would require removal from his position at the Company (e.g., any alcohol or drug related misdemeanor); (v) personal dishonesty; (vi) willful misconduct; (vii) other cause justifying termination or dismissal without severance payment under applicable law; or (viii) if the Employee has provided the Company with false information about past career and/or education during the recruiting phase.
6     Salary and Social Benefits
6.1   Commencing from the Effective Date and during the Term, in consideration for the fulfillment of the Employee’s work and other obligations set forth in the Employment Agreement, the Company shall pay the Employee a gross monthly salary in the amount as set forth in Exhibit A hereto.
6.2    The Monthly Salary shall be paid to the Employee no later than the 9th day of the following month.
6.3    Pension Plan: The Company and the Employee will obtain and maintain Managers’ Insurance or a Pension Fund, or combination of both (per the Employee’s preference) per the Employee’s choice (the “Pension Plan”). The contributions to the Pension Plan shall be as detailed below:
6.3.1      In the event that the Pension Plan is a Pension Fund : The Company shall contribute an amount equal to 14.833% of the Monthly Salary as follows (the “Company's Contribution”): (i) 6.5% of the Monthly Salary toward the premiums payable; and (ii) 8.33% of the Monthly Salary towards severance. The Employee shall contribute 6% of the Monthly Salary payment toward the premiums payable (the “Employee's Contribution”).
6.3.2    In the event that the Pension Plan is Managers’ Insurance: the Company shall contribute up to 15.833% as follows (the “Company’s Contribution”): (i) 8.33% of the Monthly Salary towards severance; (ii) the difference between 6.5% of the Monthly Salary and the actual percentage of the Monthly Salary contributed towards Disability Insurance (as described below) shall go towards premium payable (provided that the Company’s contribution towards premium payable are not less than 5% of the Monthly Salary); and (iii) “Disability Insurance” - The Company shall purchase the Employee a Disability Insurance at the cost of 2.5% of the Monthly Salary or at such rate that will entitle him to a disability pension of 75% of his Monthly Salary, whichever is lesser. (the “Company's Contribution”) The Employee shall contribute 6% of the Monthly Salary payment toward the premiums payable in respect of Managers’ Insurance (the “Employee's Contribution”).
6.3.3      If the Employee chose to combine Managers’ Insurance and Pension Fund, the terms, structure and percentage, as defined above, with respect to Managers’ Insurance and Pension Fund shall apply,
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proportionally , to the Employee’s salary which the Employee chose to insure in Managers’ Insurance and Pension Fund.
6.3.4      For clarity’s sake, the abovementioned contributions to the Employee’s Pension Plan may be changed from time to time per that applicable law.
6.4     It is agreed and warranted between the parties that the Company’s provisions to the severance component are in lieu of severance pay, in accordance with the provisions of the General Approval regarding Employers’ Payments to a Pension Fund and Insurance Fund in lieu of Severance Pay issued by virtue of Section 14 of the Severance Pay Law 5723-1963 by the Labor Minister, dated June 30, 1998 (as amended and as may be amended from time to time) (the “General Approval”). By signing this agreement, the parties are acknowledging their consent to applicability of the provisions of the General Approval, a copy of which is attached hereby as Exhibit C, together with an English translation of the same, attached hereto as Exhibit D, which constitutes an integral part hereof. In so far as amendments to the General Approval shall be necessary, according and subject to any law or regulations, the provisions of the amended General Approval shall prevail and replace the General Approval attached hereto as Exhibit C and Exhibit D.
6.5     The Company and the Employee shall open and maintain an education fund (“Keren Hishtalmut” in Hebrew) (the “Educational Fund”). The Company shall contribute to the Education Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Education Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment. Notwithstanding the above, the amounts contributed by the Company to the Education Fund will exceed the limit recognized by the Income Tax Authority. In any event, any tax liability related to the Education Fund shall be borne, exclusively, by the employee. The Employee hereby authorizes the Company to transfer to the Education Fund the amount of the employee’s and the Company’s contribution from each Monthly Salary payment.
6.6     The Employee shall be entitled to paid annual vacation days as set forth in Exhibit A hereto. Accumulation, execution and redemption of such annual vacation days shall be made in accordance with the applicable Company’s Rules, as may be amended from time to time.
6.7   It is explicitly acknowledged and agreed that the Monthly Salary includes mandatory travel expenses in accordance with applicable law and Employee shall not be entitled to receive any additional reimbursement of travel expenses.
6.8   The Employee shall be entitled to sick leave and convalescence payments (known as “Dmei Havra’a”) in accordance with the applicable law, extension orders and in accordance with the applicable Company’ Rules, as may be amended from time to time.
6.9     The Employee shall bring to the attention of his Direct Manager any call-up order for military reserve duty immediately upon receipt of the order.
7     Bonus
7.1     The Employee shall be entitled to MBO incentive payments, according to the CEO’s decision.
7.2     The maximum Bonus payment per year shall be as follows:
7.2.1     The maximum Annual Bonus shall be 420,000 NIS (gross).
7.2.2     The maximum Annual Additional Stretch Bonus shall be 121,333 NIS (gross)
7.3     Employee’s entitlement to the Annual Bonus and Annual Additional Stretch Bonus shall be determined, for each calender year, on the basis of Employee’s (and the Company’s) attainment of certain goals and objectives defined by the Company, which are set forth in the Employee’s annual Bonus Plan (the “Qualifying Objectives”).
7.4     The Company will pay the Employee a monthly amount of 24,500 NIS (gross) (“Monthly Bonus Amount”) which is the equivalent of 70% of the pro-rated maximum Annual Bonus.
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7.5   At the end of Q2 of each calendar year, and again at the end of the calendar year, Company will assess attainment of the Qualifying Objectives, and will calculate Employee’s entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable part of the calendar year, then the Employee shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. If the applicable Annual Bonus and Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from Employee’s future Bonus payments.
7.6     If Employee’s employment is terminated prior to the end of a semi-annual term as set above, or if Employee was on notice period during the term and was not actively and fully performing all of his duties through the entire term, then the Employee shall not be entitled to the Bonus for such period.
7.7    Since Bonus payments, if paid, are conditional and discretionary payments, Bonus payments shall not be deemed to be part of the Employee’s salary and shall not be taken into account in the calculation of the Employee’s allocations to pension plan, education fund, severance pay, redemption of vacation, or any other employment related payment or benefit.
7.8     All Bonus payments shall be subject to all mandatory deductions and shall be deemed to be quoted in gross figures.
8     Additional Benefits
8.1     Stock Options.
8.1.1   Following the date hereof, the management of the Company shall recommend to the Board of Directors of Kaltura, Inc,. the Company’s parent company (“Kaltura”), to consider the Employee will participate in Kaltura’s 2017 Equity Incentive Plan and any applicable sub-plan (together the “Plan”), subject to its terms and conditions and such additional terms and conditions of an equity award agreement to be entered into between Employee and Kaltura, all as will be determined by the Board of Directors of Kaltura. Accordingly, subject to the approval of the Board of Directors of Kaltura, Employee will be granted the option to purchase up to 182,000 shares of common stock of Kaltura (the “Options”), at a price per share to be determined by the Board of Directors of Kaltura as the fair market value of such shares as of the applicable grant date.
8.1.2    The commencement date of the vesting schedule of the Options shall be the Effective Date (the “Vesting Commencement Date”). The Options shall vest and be exercisable over a four (4) year-period (“Vesting Period”) as follows: (i) 1/4 of the Options shall vest on the first anniversary of the Vesting Commencement Date (the “First Anniversary”); (ii) thereafter, additional 1/48 of the Options shall vest at the end of each subsequent month following the First Anniversary over a three (3) year-period; (iii) in accordance with the above and provided that Employee has been continuously engaged with the Company throughout the Vesting Period, all Options shall become fully vested by the fourth (4th) anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, all unvested portions of the Options shall become fully vested and exercisable subject to the occurrence of the following “double trigger” conditions (i) during Employee’s employment with the Company (or its subsidiary, parent, or another subsidiary of Kaltura), Kaltura consummates a Merger Transaction (as such term is defined in the Plan), and (ii) within 12 months following the closing of such Merger Transaction, Employee’s employment with the Company (or the entity that employs Employee after the consummation of the Merger Transaction) is terminated (a) by the Company (or by such entity that employs Employee) for any reason other than for Cause (as such term is defined in the Plan); or (b) by Employee for Good Reason. “Good Reason” means any of the following: (i) unless agreed to otherwise by Employee, the failure by the Company (or by such entity that employs Employee) to provide Employee with all or part of his agreed upon salary and/or any other benefits required under law and/or any other material breach by the Company (or by such entity that employs Employee) of any provision of the applicable employment agreement which breach, in each case, is not cured within five (5) days after the receipt of written notice by the Company (or by such entity that employs Employee) of a description of such breach, if the breach is
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curable; (ii) a reduction resulting in the value of Employee’s salary and/or the monetary value of Employee’s benefits, of more than 12.5%, unless such reductions are made in the same proportion as part of across-the-board salary reductions for substantially all other employees with a similar level; (iii) a substantial diminution in the nature or status of Employee’s responsibilities, duties, titles or reporting level (unless otherwise agreed to by Employee), provided, however, that notwithstanding the foregoing, for purposes of this subsection (iii), a substantial diminution in such nature or status shall not exist in the event that due to a Merger Transaction the Employee has authority and responsibility over a division, subsidiary or entity that is substantially similar in size to the division, subsidiary or entity over which Employee had authority and responsibility immediately prior to such Merger Transaction.
8.1.3    Employee acknowledges and agrees that Employee will be required to execute additional documents in compliance with any applicable law and the Plan, including, without limitation, an irrevocable proxy empowering a person designated by the Board of Directors of Kaltura to vote any and all shares underlying the Options, in its exclusive discretion. Any and all tax consequences arising from the grant and/or exercise of the Options to the Employee, from the payment for, or the subsequent disposition of, shares covered thereby or from any other event or act of the Company, Kaltura or of the Employee hereunder, shall be borne solely by the Employee, and the Employee will indemnify the Company and Kaltura and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax. The Employee hereby irrevocably authorizes the Company to deduct from any payment, which may be due to the Employee from the Company, any amount which the Employee may owe to the Company hereunder.
8.1.4     The Employee acknowledges and confirms that as of the Effective Date, the above provisions constitute the sole promise made by the Company with respect to the grant of options and any other equity securities of Kaltura to the Employee, in his capacity as an Employee and in any other capacity; provided that notwithstanding the foregoing, Employee acknowledges and agrees that Employee has no right to receive any such stock or options to acquire stock unless the grant is approved by the Board of Directors of Kaltura.
9     Confidentiality, Non-Compete and Proprietary Rights
9.1     The Employee shall be required, as a condition to Employee’s employment with the Company, to sign the Non- Competition, Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B hereto (the “IP Agreement”).
9.2     Employee represents and warrants to the Company that he is aware that any breach of, or failure to comply with, the terms and conditions set forth in the IP Agreement, or part of them, will cause the Company or the Company’s affiliates serious and irreparable damage, and that no financial compensation can be an appropriate remedy to such damage. Therefore, Employee agrees, that if such a breach occurs, the Company, any of the Company’s affiliates or any of their designee(s) shall be entitled, without prejudice, to take all legal means necessary, and all and any injunctive relief as is necessary to restrain any continuing or further breach of this Agreement and the IP Agreement
9.3    For the removal of doubt, it is hereby clarified that the Employee’s compensation under this Employment Agreement has been calculated to include special consideration for the commitments under Exhibit B and the Employee will not be entitled to any further consideration for such commitments, expressly including no entitlement to royalties for any Service Inventions as defined in Section 132 of the Patent Law, 1967 (the “Patent Law”). This clause constitutes an express waiver of my rights under Section 134 of the Patent Law.
9.4     To the extent the services, deliverables, Inventions (as defined in the IP Agreement) or any other work product provided by Employee include any software, computer code and/or firmware, any such services, deliverables, Inventions or work product shall not incorporate or include any Open Source (as defined below), unless explicitly approved in writing by Company in each instance. In addition, all services, deliverables, Inventions and any other work product provided by Employee shall on delivery be free of viruses, malicious code, time bombs, Trojan horses, back doors, drop dead devices, worms, or other code of any kind that may disable, erase, display any unauthorized message, permit unauthorized access, automatically or remotely stop software, code and/or firmware from operating,
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or otherwise impair the services, deliverables, Inventions or work product or the Company network or any part thereof. “Open Source” means any software that requires as a condition of its use, the modification and/or distribution of such software or other software incorporated into, derived from or distributed with such software be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (ii) redistributable at no charge.
10     Employee Representations and Warranties
10.1     The Employee represents and warrants to the Company that the execution and delivery of this Employment Agreement and the fulfillment of the terms hereof: (i) will not constitute a default under or breach of any agreement or other instrument to which he/she is a party or by which he is bound, including without limitation, any confidentiality, invention assignment or non-competition agreement; (ii) that no provision of any law, regulation, agreement or other document prohibits him/her from entering into this Employment Agreement; (iii) do not require the consent of any person or entity; and (iv) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee (other than any affiliate of the Company).
10.1   The Employee acknowledges that the Company is relying on the Employee’s representations under this Section 8 upon entering into this Employment Agreement and any misrepresentation under this section by the Employee shall constitute a material breach of this Employment Agreement.
10.2    The Employee hereby agrees and acknowledges that he has read, understands and consents to the Company Computer Policy attached hereto as Exhibit E and incorporated herein by reference, and agrees to, concurrently with the execution of this Employment Agreement, to execute such form.
10.3    The Employee shall immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with the Employee’s Position and/or employment with Company and/or the interests of the Company.
11     General
11.1    This Employment Agreement, together with its Exhibit and Schedules, constitute the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent written document executed by both Employee and the Company.
11.2     The Company may assign or transfer this Employment Agreement or any right, claim or obligation provided herein subject to any applicable law, provided however that none of the Employee’s rights under this Agreement arethereby diminished. The obligations of the Employee hereunder shall not be assignable or delegable.
11.3     All notices, requests and other communications to any party hereunder shall be given or made in writing and faxed, emailed, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Employment Agreement or to such other address (or fax number or email address) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (a) if given by fax or email, one (1) business day after such fax is transmitted to the fax number or email address specified herein and the appropriate answerback is received, or (b) if given by any other means, when delivered at the address specified in the Employment Agreement.
11.4     This Employment Agreement shall be governed by, and construed and enforced in accordance with, the laws of Israel without giving effect to principles of conflicts of law thereof. The parties submit to the exclusive jurisdiction of the competent courts of Israel in any dispute related to this Employment Agreement.
11.5    The parties hereby confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.
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11.6     This Employment Agreement includes the terms to be contained in, and constitutes, the written notice to be delivered to the Employee pursuant to the Notice to Employee Law (Terms of Employment), 2002. Accordingly, this Employment Agreement shall come in lieu of the notice that is required under the Notice to Employee Law.
IN WITNESS WHEREOF, the Company and the Employee have executed this Employment Agreement as of the date first appearing above.

KALTURA LTD.		Employee
Signature:	/s/ Sigal Srur	Signature:	/s/ Sergei Liakhovetsky
Name:	Sigal Srur	Name:	Sergei Liakhovetsky
Title:	SVP hr	Date:	January 28, 2019
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Exhibit A
Employment Terms
Set forth below is a table detailing the specific terms of your employment (the “Employment Terms”) with Kaltura Ltd., an Israeli company (the “Company”). Please review carefully both the “Employment Terms” and the terms and conditions of the Employment Agreement to which this Exhibit A is attached. Once you fully understand the terms and conditions set forth herein and agreed to all of the terms and conditions, you are kindly requested to sign the Employment Agreement and the ancillary forms attached thereto and return them to the Company. Your execution of this document constitutes your agreement to the Employment Agreement, including your Employment Terms. The Employment Terms set forth below are subject to the terms and conditions set forth in the Employment Agreement. Capitalized terms used but not defined herein shall have the meanings as ascribed to them under the Employment Agreement.

Employee Personal Details	Full Name: Sergei Liakhovetsky I.D. Number: #### Address: #### Telephone Number (cell): #### E-mail: ####
Position	CTO
Direct Manager	CEO
Monthly Salary	Monthly Salary:	70,000 NIS (gross)
Monthly Bonus Amount	35,000
Scope of Work	Full time
Notice Period (by the Company or the Employee)	60 Days
Pension Plan	☑ Entitled under Section 14 route. Per the terms detailed in the Employment Agreement.
Keren Hishtalmut (Education Fund)	☑ Entitled. Company Contribution- 7.5% of the Monthly Salary Employee Contribution- 2.5% of the Monthly Salary
Vacation Days	23 Vacation Days per Year
Sick Leave Days per Year	Per Applicable Law. Notwithstanding the aforementioned, Employee shall be entitled to full payment with regard to his Sick Days as of the first day of absence due to sick leave.
Recreation Days	Per Applicable Law.
IN WITNESS WHEREOF, the parties have executed these Employment Terms Agreement effective as of the Effective Date.

KALTURA LTD.		Employee
Signature:	/s/ Sigal Srur	Signature:	/s/ Sergei Liakhovetsky
Name:	Sigal Srur	Name:	Sergei Liakhovetsky
Title:	SVP hr
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Exhibit B
THIS NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
(“Agreement”) is made and entered by and between Kaltura Ltd., an Israeli company (“Company”), and the undersigned individual (“Employee”), which Agreement will be effective as of the first day of the Employee’s employment by the Company (the “Effective Date”). Unless the context otherwise requites, the term “Company” shall also include all direct and indirect existing and future subsidiary, parent or related corporations of the Company.
AGREEMENT
Employee acknowledges that Employee’s employment by the Company creates a relationship of confidence and trust between Employee and the Company with respect to all Confidential Information (as defined below) of the Company.
In consideration and as a condition of Employee’s employment by the Company, the compensation paid therefore and the benefits received therefore, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:
1.    Confidential Information.
(a)     Confidentiality. Except as herein provided, Employee agrees that during and after termination of her employment with the Company, he (i) shall keep Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without the Company’s Prior written consent; (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and (iii) shall follow recommendations made by the Board of Directors, officers or supervisors of the Company from time to time regarding Confidential Information. “Confidential Information” includes but is not limited to Inventions (as defined in section 2(b)), trade secrets, confidential information, knowledge or data of the Company, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his or her employment by the Company (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; special customer matters; sales practices; methods and techniques; merchandising concepts, strategies and plans; sources of supply and vendors; special business relationships with vendors, agents, and brokers; promotional materials and information; financial matters; mergers; acquisitions; equipment, technologies and processes; selective personnel matters; inventions; developments; product specifications; procedures; pricing information; intellectual property; know-how; technical data; software programs; algorithms; operations and production costs; processes; designs; formulas; ideas; plans; devices; materials; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of the Company.
(b)     Limitation. Employee shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure, (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Employee’s obligation hereunder or by breach of another person's or entity’s confidentiality obligations.
(c)     Former Employer Information. Employee agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity (except for affiliates of the Company) with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, or (ii) bring onto the premises of the Company any document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Employee will indemnify the Company and hold it harmless from
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and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation of the foregoing.
(d)     Third Party Information. Employee recognizes that the Company may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that Employee owes the company and such third parties, during Employee’s employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by the Company’s agreement with such third party/
(e)    Conflicting Activities. While employed by the Company, Employee will not work as an employee or consultant of any other organization or engage in any other activities which conflict, directly or indirectly, with the obligations to the Company, without the express prior written approval of the Company.
2.     Inventions.
(a)     Inventions Retained and Licensed. Employee represents that there are no Prior Inventions (as defined below). Employee hereby acknowledges that, if in the course of his service for Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which he has an interest, Company is hereby granted and shall have a fully paid, nonexclusive, royalty-free, irrevocable, perpetual, worldwide, transferable and sub licensable right and license to make, have made, modify, create derivative works, reproduce, use, offer to sell, sell, sublicense and otherwise distribute such Prior Invention (as may be improved or enhanced by or for Company) and in the event of copyrightable materials, copy, distribute, publicly perform, publicly display, make derivative works thereof, and sublicense such copyrightable materials, as part of or in connection with such product, process or machine.
For the purpose of this Agreement, the term “Prior Inventions” shall mean inventions, ideas, improvements, designs or discoveries, whether or not patentable and whether or not reduced to practice, original works of authorship, computer programs (including, but not limited to, code, modules, tools, and libraries) and trade secrets made or conceived by or belonging to Employee (whether made solely by Employee or jointly with others) that (i) were developed by Employee prior to Employee’s employment by Company, (ii) relate to Company’s actual or proposed business, operations, products or research and development, and (iii) are not assigned to Company hereunder.
(b)     Assignment of Inventions. Except as provided in Section 2(e) hereof, Employee hereby assigns and transfers to Company, to the fullest extent under applicable law, his entire right, title and interest in and to all inventions (including, but not limited to, "Service Inventions" as defined in Section 132 of the Israeli Patent Law- 1967 (the “Patent Law”), ideas, improvements, designs, developments, works, know-how, original works of authorship, formulae, ideas, concepts, techniques, methods, systems, processes, compositions of matter, algorithms, computer software programs (including, but not limited to, any code, modules, tools, and libraries), databases, trade secrets and discoveries and any other intellectual creations of any nature whatsoever (the “Inventions”), whether or not patentable and whether or not reduced to practice, made or conceived by Employee, whether solely by Employee or jointly with others, prior to or during the period of his employment with Company that (i) relate in any manner to the actual or demonstrably anticipated business, work, or research and development of Company, its affiliates or subsidiaries, (ii) are developed in whole or in part on Company’s time or using Company’s equipment, supplies, facilities or Confidential Information, or (iii) result from or are suggested by any task assigned to Employee or any work performed by Employee for or on behalf of Company, its affiliates or subsidiaries, or by the scope of Employee’s duties and responsibilities with Company, its affiliates or subsidiaries. In the event that Employee believes that he is entitled to ownership, either in whole or in part, of an Invention pursuant to Section 2(e) hereof, he shall notify Company of such in writing. Except in such cases as the Board of Directors of Company confirms in writing that Employee is entitled to ownership, Employee agrees that all Inventions are the sole property of
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Company. Employee further acknowledges that all original works of authorship that are made by Employee, solely or jointly with others, within the scope of and during the period of Employee’s employment by Company and that are protectable by copyright are “works made for hire,” as defined in the U.S. Copyright Act and shall be owned solely by the Company. Without derogating from the aforementioned, the Employee hereby explicitly waives any interest, claim or demand that the Employee may have for, or may be entitled to, with respect to any consideration, compensation or royalty in connection with Assignable Inventions, including but not limited to, any claims for consideration, compensation or royalty before the Committee for Compensation and Royalties (the “Committee”) or other tribunal with competent jurisdiction pursuant to Section 134 of the Patent Law or any other similar provision under any law of any applicable jurisdiction. The Employee hereby acknowledges and declares that the monthly salary and any other benefits provided under the Employment Agreement to which this Exhibit is attached, constitutes the entire compensation to which he/she is entitled to and includes any and all consideration with respect to the Inventions developed by him. The Employee further waives the right to bring any claims, demands or allegations to receive compensation, consideration or royalty with respect to the Moral Rights (as defined below) and the Company Inventions before the Committee under the Patent Law. Notwithstanding the above, in the event that despite the parties’ agreement hereunder and the aforementioned waiver it is determined by any competent authority (including but not limited to the Committee) that for any reason whatsoever the Employee is or will be entitled to consideration, compensation or royally in connection with one or more Company Inventions, the Employee agrees and acknowledges that the Special Compensation (as defined below) will be deemed the sole and final consideration, compensation or royalty payments to which Employee is, and will be, entitled to in connection with such Company Inventions. “Moral Rights” as used herein means the rights of an author under Section 45 of the Israeli Copyright Law, 2007, or any other similar provision under any law of any applicable jurisdiction, including the right of the author to be known as the author of his work; to prevent others from being named as the author of his work; to prevent others from making deforming changes in his work in a manner that reflects negatively on his professional standing, goodwill or dignity. For the purpose hereof, the term “Special Compensation” shall mean an amount equal to 10% of the monthly salary of the Employee, which amount shall be considered as a special compensation for the Employee’s contribution any Company's Invention.
(c)     Disclosure of Inventions. Employee agrees that in connection with any Invention: (i) Employee shall promptly disclose such Invention in writing to his immediate supervisor at the Company (which shall be received in confidence by the Company), with a copy to the Company, regardless of whether Employee believes the Invention is covered by Section 2(e), in order to permit Company to claim rights to which it may be entitled under this Agreement; and (ii) Employee shall, at Company’s request, promptly execute a written assignment of title to Company for any Invention required to be assigned by Section 2(b) (an “Assignable Invention”), and Employee will preserve any such Assignable Invention as Confidential Information of Company.
(d)     Patent and Copyright Registrations. Employee agrees to assist Company, or its designee, at Company’s expense, in every proper way to secure Company’s rights in the Assignable Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and other instruments that Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Assignable Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of Employee’s employment by Company. If Company is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any Israel, U.S. or other patents or copyright registrations covering Assignable Inventions or original works of authorship assigned to Company as above, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further
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the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.
(e)     Exception to Assignments. Assignable Inventions shall not include any Invention (i) that Employee develops entirely on Employee’s own time, (ii) without use of any Company assets and (iii) which useful does not relate to Company’s actual or proposed business, products or research and development.
(f)  Other Obligations. Employee acknowledges that Company from time to time may have agreements with other persons or with the Israeli, U.S. or other governments, or agencies thereof, that impose obligations or restrictions on Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of Company thereunder.
3.     Return of Confidential Material. Upon Company’s request or in the event of Employee’s termination of employment with Company for any reason whatsoever, Employee agrees promptly to surrender and deliver to Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his employment, and Employee will not retain or take with him any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Employee may produce, acquire or obtain access to during the course of his or his employment.
4.     Notification of New Employer. If employee leaves the Company’s employ, Employee hereby consents to the Company notifying Employee’s new employer about Employee’s rights and obligations under this Agreement.
5.     Non-Solicitation and Non-Competition.
(a)     Restrictions.     Employee agrees that during the period of his employment with the Company and for one (1) year after the date of termination of his employment with the Company (for any reason or no reason, whether voluntary or involuntary), he will not (i) induce, solicit, recruit or encourage (or endeavor to induce, solicit, recruit or encourage) any employee or consultant of the Company to leave the employ of Company, (ii) solicit the business of any client or customer of Company (other than on behalf of Company), (iii) engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company (iv) carry on or hold an interest in any corporation, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the products or services of the Company, or (v) assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of the Company or act as an employee, officer consultant or in any managerial capacity in a business in competition with the Company.
(b)     Enforcement.   If at any time any of the provisions of Section 5(a) are deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. The provisions of Section 5(a), as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.
6.     Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out or evidence compliance with the terms of this Agreement. Employee represents that his performance of all the terms of this Agreement, and as an employee of the Company, will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s retention by Company. Employee has not entered into, and Employee agrees that he will not enter into, any oral or written agreement in conflict herewith.
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7.     Equitable Relief. Employee agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from and breach of the covenants set forth in this Agreement. Accordingly, Employee agrees that if Employee breaches this Agreement, including without limitation the provisions of Paragraph 5(a), hereunder, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction’s issuance and to the ordering of specific performance. In any legal proceeding commenced under this Paragraph 7, the losing party shall pay the prevailing party’s actual attorneys’ fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.
8.     Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Israel, without regard to the choice of law provisions thereof. Employee hereby expressly consents to the personal jurisdiction of the competent courts located in Tel Aviv-Jafo for any lawsuit arising from or relating to this Agreement.
9.     Entire Agreement. This Agreement sets forth the entire agreement and understanding between Company and Employee relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Company. Any subsequent change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.
10.     Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
11.     Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of Company, its successors, and its assigns.
12.     Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.
13.     No Employment Contract. Nothing in this Agreement shall be construed to create a contract of employment, either express or implied-in-fact, for any fixed term or requiring cause for termination.
IN WITNESS WHEREOF, the parties have executed these Employment Terms Agreement effective as of the Effective

KALTURA LTD.		Employee
Signature:	/s/ Sigal Srur	Signature:	/s/ Sergei Liakhovetsky
Name:	Sigal Srur	Name:	Sergei Liakhovetsky
Title:	SVP hr
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Exhibit C

אישור כללי בדבר תשלומי מעבידים לקרן

פנסיה ולקופת ביטוח במקום פיצויי פיטורים

(לפי חוק פיצויי פיטורים, התשכ"ג-1963)

בתוקף סמכותי לפי סעיף 14 לחוק פיצויי פיטורים, התשכ"ג-1963 [1] (להלן: "**החוק**") אני מאשר כי תשלומים ששילם מעביד החל ביום פרסומו של אישור זה, בעד עובדיו לפנסיה מקיפה בקופת גמל לקצבה שאינה קופת ביטוח כמשמעותה בתקנות מס הכנסה (כללים לאישור ולניהול קופות גמל), התשכ"ד-1964 [2] (להלן: "**קרן פנסיה**"), או לביטוח מנהלים הכולל אפשרות לקצבה או שילוב של תשלומים לתוכנית קצבה ולתוכנית שאינה לקצבה בקופת ביטוח כאמור (להלן: "**קופת ביטוח**"), לרבות תשלומים ששילם תוך שילוב של תשלומים לקרן פנסיה ולקופת ביטוח, בין אם יש בקופת הביטוח תוכנית לקצבה ובין אם לאו(להלן: "**תשלומי המעביד**"), יבואו במקום פיצויי הפיטורים המגיעים לעובד האמור בגין השכר שממנו שולמו התשלומים האמורים ולתקופה ששולמו (להלן: "**השכר המופטר**"), ובלבד שנתקיימו כל אלה:

(1) תשלומי מעביד

(א) לקרן פנסיה אינם פחותים מ- % 1/3 14 מן השכר המופטר או 12% מן השכר המופטר אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 1/3 2 מן השכר המופטר. לא שילם המעביד בנוסף ל- 12% גם % 1/3 2 כאמור, יבואו תשלומיו במקום 72% מפיצויי הפיטורים של העובד, בלבד;

(ב) לקופת ביטוח אינם פחותים מאחד מאלה:

(1) 3/1% 13 מן השכר המופטר, אם משלם המעביד בעד עובדו בנוסף לכך גם תשלומים להבטחת הכנסה חודשית במקרה אובדן כושר עבודה, בתכנית שאישר הממונה על שוק ההון ביטוח וחסכון במשרד האוצר, בשיעור הדרוש להבטחת 75% מן השכר המופטר לפחות או בשיעור של % 2½ מן השכר המופטר, לפי הנמוך מביניהם (להלן: "**תשלום לביטוח אובדן כושר עבודה**");

(2) 11% מן השכר המופטר, אם שילם המעביד בנוסף גם תשלום לביטוח אובדן כושר עבודה, ובמקרה זה יבואו תשלומי המעביד במקום 72% מפיצויי הפיטורים של העובד, בלבד; שילם המעביד נוסף על אלה גם תשלומים להשלמת פיצויי פיטורים לקופת גמל לפיצויים או לקופת ביטוח על שם העובד בשיעור של % 3/1 2 מן השכר המופטר, יבואו תשלומי המעביד במקום 100% פיצויי הפיטורים של העובד.

(2) לא יאוחר משלושה חודשים מתחילת ביצוע תשלומי המעביד נערך חוזה בכתב בין המעביד לבין עובד ובו-

(א) הסכמת העובד להסדר לפי אישור זה בנוסח המפרט את תשלומי המעביד ואת קרן הפנסיה וקופת הביטוח, לפי העניין: בחוזה האמור ייכלל גם נוסחו של אישור זה;

(ב) יתור המעביד מראש על כל זכות שיכולה להיות לו להחזר כספים מתוך תשלומיו, אלא אם כן נשללה זכות העובד לפיצויי פיטורים בפסק דין מכוח סעיפים 16 או 17 לחוק ובמידה שנשללה או שהעובד משך כספים מקרן הפנסיה או מקופת הביטוח שלא בשל אירוע מזכה; לעניין זה. "אירוע מזכה" – מוות, נכות או פרישה בגיל שישים או יותר.

(3) אין באישור זה כדי לגרוע מזכותו של עובד לפיצויי פיטורים לפי החוק, הסכם קיבוצי, צו הרחבה או חוזה עבודה, בגין שכר שמעבר לשכר המופטר.

ט"ו בסיוון התשנ"ח (9 ביוני 1998)

(חמ 3-327)

אליהו ישי שר העבודה והרווחה

----

1 ס"ח התשכ"ג, עמ' 136

2 ק"ת התשכ"ד, עמ' 1302

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Exhibit D - English Summary of Exhibit C1
GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY
By virtue of my power under section 14 of the Severance Pay Law, 1963 (hereafter: the “Law”), I certify that payments made by an employer commencing from the date of the publication of this approval on behalf of his employees to a comprehensive pension benefit fund that is not an insurance fund within the meaning thereof in the Income Tax (Rules for the Approval and Conduct of Benefit Funds) Regulations, 1964 (hereinafter: the “Pension Fund”) or to managers insurance including the possibility of an insurance pension fund or a combination of payments to an annuity fund and to a non-annuity fund (hereinafter: the “Insurance Fund”), including payments made by him by a combination of payments to a Pension Fund and an Insurance Fund, whether or not the Insurance Fund has an annuity fund (hereinafter the “Employer’s Payments”), shall be made in lieu of the severance pay due to the said employee in respect of the salary from which the said payments were made and for the period they were paid (hereinafter: the “Exempt Salary”), provided that all the following conditions are fulfilled:
1.     The Employer’s Payments -
1.1.     To the Pension Fund are not less than 141/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays for his employee in addition thereto additional payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 21/3% of the Exempt Salary. In the event that the employer has not paid an addition to the said 12%, his payments shall be only in lieu of 72% of the employee's severance pay;
1.2.      To the Insurance Fund are not less than one of the following:
1.2.1.   131/3% of the Exempt Salary, if the employer pays for his employee in addition thereto also payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount required to secure at least 75% of the Exempt Salary or in an amount of 21/2% of the Exempt Salary, the lower of the two (hereafter: “Disability Insurance”) or
1.2.2.     11% of the Exempt Salary, if the employer paid, in addition, a payment to the Disability Insurance, and in such case the Employer’s Payments shall only replace 72% of the Employee’s severance pay; In the event that the employer has paid, in addition to the foregoing payments to supplement severance pay, to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 21/3% of the Exempt Salary, the Employer’s Payments shall replace 100% of the employee’s severance pay.
2.   No later than three months from the commencement of the Employer’s Payments, a written agreement is executed between the employer and the employee in which:
2.1. The employee has agreed to the arrangement pursuant to this approval in a text specifying the Employer’s Payments, the Pension Fund and Insurance Fund, as the case may be; the said agreement shall also include the text of this approval; and
2.2. The employer waives in advance any right, which he may have to a refund of monies from his payments, unless the employee’s right to severance pay has been revoked by a judgment by virtue of Section 16 and 17 of the Law, and to the extent so revoked and/or the employee has withdrawn monies from the Pension Fund or Insurance Fund other than by reason of an entitling event; in such regard “Entitling Event” means death, disability or retirement after the age of 60.
3.  This approval is not such as to derogate from the employee’s right to severance pay pursuant to any law, collective agreement, extension order or employment agreement, in respect of salary over and above the Exempt Salary.

1         This is not an official translation of Exhibit C and should not be relied upon for its accuracy. In any event, Exhibit C prevails.
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EXHIBIT E
COMPANY COMPUTER POLICY CONSENT
Kaltura Ltd. (the “Company”) has a policy regarding the use of the Company’s computer systems (the “Company’s Computer Policy”), as follows:
1.The Company has provided you, for the purpose of the performance of your duties, various types of computer related devices, including a computer, hardware, software, Company e-mail account, phone etc. (the “Computer Devices”). The Computer Devices are the exclusive property of the Company and in order to protect the Computer Devices, you are hereby required to adhere to the following instructions:
1.1Hardware- it is prohibited to install hardware on, and/or to, Computer Devices without the prior authorization of your manager or the Company’s computer systems team. In this regard, it is prohibited to connect to a Computer Device an external hard drive, disk on key (also known as memory stick and/or flash memory), camera, cell phone or any other type of hardware without the prior authorization of your manager or the Company’s computer systems team.
1.2Software- it is prohibited to install software on Computer Devices without the prior authorization of your manager or the Company’s computer systems team. In this regard, it is prohibited to install software which enables processing of photos, games, chat programs, toolbars or any other type of software.
1.3Files- it is prohibited to save on Computer Devices any files, photos or videos that are not related to the Company; unless, all such files, photos or videos shall be saved under one folder labeled as “Private” located at the root directory of the computer. The attention of the Employee’s attention is particularly drawn to potential issues of intellectual property rights that may arise from such saving of files.
1.4If any of the above instructions is not clear or if you have a question regarding the use of Computer Devices, please contact your manager or Company’s computer systems team.
2.Notwithstanding the above, the Company is aware that you may be required to make use of Computer Devices for your own private needs. Such private use of the Computer Devices is allowed subject to the following instructions:
2.1The Company's e-mail account which was assigned to you is provided to you only for the purpose of work-related use. You are not allowed to use the Company’s e-mail account, which was assigned to you, for private purposes which are not related to the Company’s activities, such prohibited private use of your e-mail account includes correspondence with friends and family.
2.2In the event you wish to send private e-mails during work hours and/or while at Company’s offices, you can do so through your private external web-based e-mail account (Gmail, Hotmail etc.). As said, it is prohibited to save to Computer Devices any files received by you through your external web-based e-mail account.
2.3You may access the internet for your own private use provided that such access is done for a reasonable period of time, without such access having a negative effect on your performance, in accordance with the Company’s Computers Policy.
3.In order to maintain the security of the Computer Devices and the protection of the Company’s legitimate interests, the Company is using various monitoring technologies, as well as blocking technologies, in the scope detailed in the Computer Policy. These technologies enable the Company to monitor and review content and information which is present on Computer Devices or exchanged through Computer Devices, including through the Company’s e-mail account assigned to Company’s employees.
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4.Said monitoring is not intended to infringe your privacy, and as a general rule the Company is not interested in reviewing correspondence which is exchanged through the Company’s e-mail account assigned to you. However, the Company may review professional correspondence and will act within the boundaries of applicable law, and when circumstances so require, necessitate and obligate, in order to protect the Company’s legitimate interests.
5.In the event that private correspondence exists in the Computer Devices and/or the Company e-mail account assigned to you, this, despite the clear instructions detailed hereinabove, the Company may review such correspondence, if special and unique circumstances exist in which there is a serious suspicion that you are carrying out harmful or illegal activity through Computer Devices, and subject to your consent.
6.In case you use your privately-owned device(s) for work related purposes, the following additional terms will apply:
6.1You must use security access protection on your device (i.e., access code, touch ID, face ID, etc.
6.2the Company may install Mobile Device Management (MDM) system on your device for the purpose of monitoring and protecting of Company data, as detailed in sections 3 and 4 above.
6.3In case of loss or theft of the device, you will immediately notify Company’s IT department.
As a sign of your consent to the Computer Policy and the foregoing instructions, you are required to sign below.
EMPLOYEE ACKNOWLEDGEMENT AND CONSENT:
I, the undersigned, hereby acknowledge and approve that I have read all the above mentioned, received any and all clarifications which I required, and agree to it.

Sergei Liakhovetsky	####	/s/ Sergei Liakhovetsky	January 28, 2019
Name	ID number	Signature	Date
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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 30 day of December 2019 by and between Kaltura Ltd., (the “Company”), and Sergei Liakhovetsky (the “Employee”). Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 28 January 2019 as was amended from time to time (the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.Salary
a.Effective from 1 January 2020 (the “Salary Increase Date”) Employee’s Monthly Salary shall be as follows:
i.Base Salary shall be NIS 61,535 (gross)
ii.Global Overtime Pay shall be NIS 15,384 (gross)
iii.Monthly Salary (Base + Global Overtime Pay) shall be NIS 76,919(gross)
2.Bonus
a.The applicable Bonus for the 2020 calendar year shall be as follows:
i.The maximum Annual Bonus shall be 461,512 NIS (gross).
ii.The maximum Annual Additional Stretch Bonus shall be 133,326NIS (gross)
b.Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee’s (and the Company’s) attainment of certain goals and objectives defined by the Company. The goals and objectives for calendar year 2020 will be set by the Compensation Committee that will be held on February 2020 (“Qualifying Objectives”).
c.As of January 2020 the Employee Monthly Bonus Amount shall be 26,922 NIS (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
3.Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY		THE EMPLOYEE
By:	/s/ Sigal Srur	By:	/s/ Sergei Liakhovetsky
Name:	Sigal S	Name:	Sergei Liakhovetsky
Title:	CHRO	Title:	CTO
Date	December 30, 2019	Date	January 10, 2020

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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 4 day of March 2021 by and between Kaltura Ltd., (the “Company”), and Sergei Liakhovetsky (the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 28 January 2019 (as subsequently amended from time to time, the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.Salary
a.Effective from 1 January 2021 (the “Salary Increase Date”), the Employee’s Monthly Salary shall be as follows:
i.Base Salary shall be NIS 64,000 (gross)
ii.Global Overtime Pay shall be NIS 16,000 (gross)
iii.Monthly Salary (Base + Global Overtime Pay) shall be NIS 80,000 (gross)
2.Bonus
a.The applicable Bonus for the 2021 calendar year shall be as follows:
i.The maximum Annual Bonus shall be NIS 560,000 (gross).
ii.The maximum Annual Additional Stretch Bonus shall be NIS 210,000 (gross)
b.The Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors.
c.As of January 2021, the Employee’s Monthly Bonus Amount shall be NIS 32,667 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
3.Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.
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THE COMPANY		THE EMPLOYEE

By:	/s/ S. Srur	By:	/s/ Sergei Liakhovetsky

Name:	Sigal S	Name:	Sergei Liakhovetsky

Title:	CHRO	Title:	CTO

Date:	March 7, 2021	Date:	March 7, 2021
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